Exhibit 23.1

The Board of Directors
Eckerd Corporation and Subsidiaries

Re:  Registration Statement on Form S-3 (No. 33-50223)
     Registration Statement on Form S-8 (No. 33-49977)
     Registration Statement on Form S-3 (No. 33-10721)
     Registration Statement on Form S-8 (No. 33-50755)
     Registration Statement on Form S-3 (No. 33-56261)

We consent to the incorporation by reference in the above referenced registration statements of Eckerd Corporation and subsidiaries of our report dated March 20, 1995, relating to the consolidated balance sheets of Eckerd Corporation and subsidiaries as of January 28, 1995 and January 29, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows, and related schedules for each of the years in the three-year period ended January 28, 1995, which report appears in the January 28, 1995 Annual Report on Form 10-K405 of Eckerd Corporation and subsidiaries.

                                   KPMG Peat Marwick LLP


Tampa, Florida
April 27, 1995